Exhibit 10.48

WAIVER AND AMENDMENT NO. 8
TO THIRD AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

        THIS WAIVER AND AMENDMENT NO. 8 (this “Agreement”) is entered into as of March 28, 2007, by and among SPAR MARKETING FORCE, INC. (“SMF”), SPAR, INC. (“SPAR”), SPAR/BURGOYNE RETAIL SERVICES, INC (“SBRS”), SPAR GROUP, INC. (“SGI”), SPAR INCENTIVE MARKETING, INC. (“SIM”), SPAR TRADEMARKS, INC. (“STM”), SPAR MARKETING, INC. (DE) (“SMIDE”), SPAR MARKETING, INC. (NV) (“SMINV”), SPAR ACQUISITION, INC. (“SAI”), SPAR TECHNOLOGY GROUP, INC. (“STG”), SPAR/PIA RETAIL SERVICES, INC. (“PIA Retail”), RETAIL RESOURCES, INC. (“Retail”), PIVOTAL FIELD SERVICES, INC. (“Pivotal Field”), PIA MERCHANDISING CO., INC. (“PIA”), PACIFIC INDOOR DISPLAY CO. (“Pacific”), PIVOTAL SALES COMPANY (“Pivotal”), SPAR ALL STORE MARKETING SERVICES, INC., (“SAS”) and SPAR BERT FIFE, INC. (“SBFI”) (each a “Borrower” and collectively “Borrowers”) and WEBSTER BUSINESS CREDIT CORPORATION (formerly known as Whitehall Business Credit Corporation) (“Lender”).

BACKGROUND

        The Borrowers and Lender are parties to that certain Third Amended and Restated Revolving Credit and Security Agreement dated January 24, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lender provides the Borrowers with certain financial accommodations.

        The Borrowers have violated certain covenants and have requested Lender waive the resulting Events of Default and Lender is willing to do so in connection with making certain amendments to the Loan Agreement.

        NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Definitions. All capitalized terms not otherwise defined or amended herein shall have the meanings given to them in the Loan Agreement.

2.     Waiver. Subject to the satisfaction of Section 4 below, Lender hereby waives the Event of Default which has occurred as a result Borrowers’ non-compliance with Section 12(p) with respect to the fiscal quarter ending December 31, 2006 due to Borrowers’ failure to maintain the requisite Fixed Charge Coverage Ratio level for the four fiscal quarters then ended. Notwithstanding the foregoing, the waiver of the Event of Default set forth above does not establish a course of conduct between Borrowers and Lender and Borrowers hereby agree that Lender is not obligated to waive any future Events of Default under the Loan Agreement.

3.     Amendment. Subject to the satisfaction of Section 4 below, the Loan Agreement is hereby amended as follows:

                          (a)        Section 1(A) of the Loan Agreement is hereby amended by amending the definition of “Applicable Margin” and “Revolving Interest Rate” in their entirety to provide as follows:

“Amendment No. 8 Effective Date” shall mean March 28, 2007.

“Applicable Margin” shall mean, as of the Amendment No. 8 Effective Date, one percent (1.0%) with respect to Domestic Rate Loans and three and one half of one percent (3.50%) with respect Eurodollar Rate Loans. Thereafter, on a quarterly basis, effective as of the first Business Day following receipt by Lender of the quarterly financial statements required under Section 11(c) hereof for the previous fiscal quarter (each Business Day following such receipt, an “Adjustment Date”), commencing with the financial statements for the fiscal quarter ending March 31, 2007, based upon the amount of EBITDA which is achieved for the fiscal quarter ending March 31, 2007 for the four fiscal quarters then ending and for each fiscal quarter ending thereafter for the four fiscal quarters then ending, the Applicable Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth below:

EBITDA	APPLICABLE MARGIN FOR DOMESTIC RATE LOANS	APPLICABLE MARGINS FOR EURODOLLAR RATE LOANS

Greater than $5,000,000	0.25%	2.75%

Greater than $4,000,000 but equal to or less than $5,000,000	0.50%	3.00%

Greater than $3,000,000 but equal to or ess than $4,000,000	0.75%	3.25%

Less than or equal to $3,000,000	1.00%	3.50%

If Borrowers shall fail to deliver the financial statements, certificates, and/or other information required under Sections 11(a) and (c) hereof by the dates required pursuant to such Sections, each Applicable Margin shall be conclusively presumed to be the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans. “

                          (b)       Section 12(o) of the Loan Agreement is hereby amended in its entirety to provide as follows:

(o) it shall cause to be maintained for Borrowers on a consolidated basis at the end of (x) the fiscal quarters ending March 31, 2007, June 30, 2007, September 30, 2007, and December 31, 2007, a Net Worth of at least $3,800,000 and (y) each fiscal quarter ending thereafter, commencing with the fiscal quarter ending March 31, 2008, a Net Worth of at least the Net Worth as of the end of the fiscal quarter ending December 31, 2006 (the “Base Net Worth”) increased (on a cumulative basis) on March 31 of each year, commencing March 31, 2008, by fifty percent (50%) of the net income of Borrowers on a consolidated basis (but not less than $0) for the prior fiscal year;

                          (c)       Section 12(p) of the Loan Agreement is hereby amended in its entirety to provide as follows:

(p) it shall cause to be maintained as at the last day of each fiscal quarter set forth below for the four (4) fiscal quarters then ended a Fixed Charge Coverage Ratio of not less than the ratio set forth below:

Fiscal Quarter Ended	Fixed Charge Coverage Ratio

March 31, 2007	No Test

June 30, 2007	No Test

September 30, 2007	No Test

December 31, 2007, and the last day of each fiscal quarter ended thereafter	1.1 to 1.0

                          (d)       Section 12(r) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                          (r) the Borrowers shall maintain EBITDA for the twelve month period ending on the last day of each of the fiscal quarters set forth below in an amount not less than the amount set forth below:

Fiscal Quarter Ended	EBITDA

March 31, 2007	$550,000

June 30, 2007	($250,000)

September 30, 2007	$1,200,000

4.     Conditions of Effectiveness. This Agreement shall become effective as of the date hereof, provided that the following conditions shall have been satisfied: Lender shall have received (i) four (4) copies of this Agreement executed by the Borrowers and the Guarantor (“Guarantor”) listed on the signature page hereto, and (ii) payment of an amendment fee in the sum of $25,000 which fee shall be charged by Lender to Borrowers’ loan account as a Revolving Advance.

5.     Representations, Warranties and Covenants. Each of the Borrowers hereby represents, warrants and covenants as follows:

                          (a)        This Agreement and the Loan Agreement constitute legal, valid and binding obligations of each of the Borrowers and are enforceable against each of the Borrowers in accordance with their respective terms.

                          (b)        Upon the effectiveness of this Agreement, each of the Borrowers hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.

                          (c)        No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.

                          (d)        On or prior to April 30, 2007, Borrowers shall execute such agreements as Lender deems reasonably necessary in order to assign to Lender the proceeds due to PIA and Pivotal arising out of the litigation with Safeway, Inc. in Alameda Superior Court.

6.     Effect on the Loan Agreement.

                          (a)        Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                          (b)        Except as set forth in Section 2 hereof, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7.     Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law rules that would defer to the substantive law of another jurisdiction).

8.     Cost and Expenses. Borrowers and Guarantors each hereby agree to pay the Lender, on demand, all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred in connection with this Agreement and any instruments or documents contemplated hereunder.

9.     Release. Borrowers and Guarantor hereby release, remise, acquit and forever discharge Lender, Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment or the Ancillary Agreements (all of the foregoing hereinafter called the “Released Matters”). Borrowers and Guarantor acknowledge that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

10.     Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

11.     Counterparts; Facsimile Signatures. This Agreement may be executed by the parties hereto in one or more counterparts of the entire document or of the signature pages hereto, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature received by facsimile transmission shall be deemed an original signature hereto.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

SPAR MARKETING FORCE, INC.
SPAR, INC.
SPAR/BURGOYNE RETAIL SERVICES, INC.
SPAR GROUP, INC.
SPAR INCENTIVE MARKETING, INC.
SPAR TRADEMARKS, INC.
SPAR MARKETING, INC. (DE)
SPAR MARKETING, INC. (NV)
SPAR ACQUISITION, INC.
SPAR TECHNOLOGY GROUP, INC.
SPAR/PIA RETAIL SERVICES, INC.
RETAIL RESOURCES, INC.
PIVOTAL FIELD SERVICES, INC.
PIA MERCHANDISING CO., INC.
PACIFIC INDOOR DISPLAY CO.
PIVOTAL SALES COMPANY
SPAR GROUP, INC.
SPAR ALL STORE MARKETING SERVICES, INC.
SPAR BERT FIFE, INC.

By: /s/ Charles Cimitile
      Name:    Charles Cimitile
      Title:      Chief Financial Officer of each of the foregoing entities

WEBSTER BUSINESS CREDIT CORPORATION

By: /s/ Joseph J. Zautra
      Name:    Joseph J. Zautra
Its: Senior Vice President

CONSENTED AND AGREED TO BY:

PIA MERCHANDISING LIMITED, Guarantor

By: /s/ Charles Cimitile
Name:  Charles Cimitile
Its:        Chief Financial Officer